Exhibit 99.1

NEWS RELEASE

WP Glimcher Reports First Quarter 2016 Results
Core portfolio same property NOI increased 4.3%
Sales increased 5.9% to $374 per square foot for core malls
Core portfolio occupancy increased 50 basis points to 92.4% leased

COLUMBUS, OH - May 4, 2016 - WP Glimcher Inc. (NYSE: WPG), a premier retail real estate investment trust specializing in the ownership, management and development of shopping centers, today reported financial and operating results for the first quarter ended March 31, 2016 that reflect continued progress on the execution of the Company’s strategic plan.

“We are pleased by the start of 2016 and optimistic about how it positions us for the remainder of the year in terms of continued execution of our strategy,” said Michael P. Glimcher, CEO. “We are especially encouraged by the overall progress within our core mall portfolio and remain aggressively focused on improving occupancy and creating the right environment for our guests through our re-tenanting and redevelopment efforts.”

First Quarter Results

Funds from Operations (FFO) for the first quarter of 2016 were $91.7 million, or $0.42 per diluted share, in line with the Company’s expectations for the period. This compares to $77.0 million, or $0.36 per diluted share, during the same quarter a year ago. Results for the prior year period include $24.9 million of costs related to the merger with Glimcher Realty Trust (Glimcher). When excluding these costs, adjusted FFO (AFFO) for the first quarter of 2015 was $102.0 million, or $0.47 per diluted share. Other items contributing to the year-over-year change include a non-cash charge to interest expense of $2.3 million for hedge ineffectiveness recognized during the first quarter of 2016. Additionally, there was approximately $0.03 per share in dilution during the first quarter of 2016 from the sale of a 49% interest in five assets in connection with the formation of the joint venture with O’Connor Capital Partners in June 2015.

Net income attributable to common shareholders for the first quarter of 2016 was $8.5 million, or $0.05 per diluted share, compared to a net loss of $12.3 million, or $0.07 per diluted share, a year ago. The year-over-year difference was primarily attributable to merger and transaction costs of $24.9 million in the first quarter of 2015, which did not occur in the first quarter of 2016.

Same property net operating income (NOI) for the Company’s core portfolio increased 4.3% in the first quarter of 2016. The increase primarily related to strong growth from the Company’s Tier 1 malls and community center portfolio, which represented approximately 73% of total NOI during the quarter. During the first quarter, same property NOI at Tier 1 malls increased 6.2%, and community centers delivered same property NOI growth of 4.8%. Real estate tax savings favorably impacted same property NOI growth for Tier 1 malls by approximately 2.1% and the total core portfolio by approximately 1.0% during the quarter.

Operational Highlights

Ending occupancy for the core properties was 92.4% as of March 31, 2016, compared to 91.9% a year ago, an increase of 50 basis points. Base rent per square foot for core properties was $21.39, an increase of 1.3%, compared to $21.11 per square foot a year ago. Mall inline store sales at the Company’s core properties increased 5.9% to $374 per square foot for the twelve months ending March 31, 2016, compared to $353 per square foot for the same period a year ago. Operating metrics by asset group can be found in the first quarter 2016 Supplemental Information report available on the Company’s website.

Dispositions

The trustee on behalf of the mortgage lender conducted a non-judicial foreclosure sale of Chesapeake Square, located in Chesapeake, Virginia and the mortgage lender was the successful bidder at the sale. Upon the April 28, 2016 ownership transfer, the Company’s outstanding mortgage debt of $62.4 million was cancelled. During the second quarter of 2016 the Company will recognize a gain on the disposition of Chesapeake Square of approximately $36 million.

During the first quarter, the Company sold Forest Mall in Fond Du Lac, Wisconsin and Northlake Mall in Atlanta, Georgia and recorded a $2.2 million loss on the sale. The two non-core assets were unencumbered and sold in January for an aggregate purchase price of $30.0 million to private real estate investors. The Company received approximately $10 million in cash at closing and provided $20 million in short-term seller financing. Secured by the two assets, the note bears interest at an annual rate of 6% and matures by year-end 2016 when factoring in available extensions. The Company used the net proceeds from the transaction to reduce the balance outstanding on its credit facility.

2016 Guidance

The Company reaffirmed its previously issued guidance for fiscal 2016 FFO in a range of $1.76 to $1.82 per diluted share, and expects net income to be within a range of $0.24 to $0.31 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income attributable to common shareholders per diluted share to estimated FFO per diluted share for the year ending December 31, 2016:

	Low End	High End
Estimated net income attributable to common shareholders per diluted share	$0.24	$0.31
Less: Gain on disposition	(0.16)	(0.17)
Depreciation and amortization including share of unconsolidated entities	1.68	1.68
Estimated FFO per diluted share	$1.76	$1.82

For the second quarter of 2016, the Company estimates net income attributable to common shareholders per diluted share to be in the range of $0.15 to $0.18 and FFO per diluted share to be in the range of $0.41 to $0.43.

A reconciliation of the range of estimated net income per diluted share to estimated FFO per diluted share for the second quarter of 2016 follows:

	Low End	High End
Estimated net income attributable to common shareholders per diluted share	$0.15	$0.18
Gain on disposition	(0.16)	(0.17)
Depreciation and amortization including share of unconsolidated entities	0.42	0.42
Estimated FFO per diluted share	$0.41	$0.43

Earnings Call and Webcast on May 5
WP Glimcher will host a conference call at 11:00 a.m. ET on Thursday, May 5, 2016, to discuss the Company’s results and future outlook. Live streaming audio of the conference call will be accessible from the investor relations section of the Company’s website at http://investor.wpglimcher.com/.

The call-in number for the conference call is 877.422.8928 (or +1.412.455.6229 for international callers), and the participant passcode is 76525532. A replay of the call will be available on the Company’s website, or by calling 855.859.2056 (or +1.404.537.3406 for international callers), passcode: 76525532, beginning on Thursday, May 5, 2016, at approximately 1:00 p.m. (ET) through midnight on Thursday, May 19, 2016.

Supplemental Information
For additional details on WP Glimcher’s results and properties, please refer to the Supplemental Information report on the investor relations section of the Company’s website at www.wpglimcher.com. This press release as well as the supplemental information has also been furnished to the Securities and Exchange Commission (SEC) in a Form 8-K.

About WP Glimcher
WP Glimcher Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed-use, open-air and enclosed regional malls as well as community centers. The Company currently owns a material interest in and manages 118 shopping centers totaling more than 67 million square feet diversified by size, geography and tenancy. WP Glimcher combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. WP Glimcher® is a registered trademark of the Company. Learn more at www.wpglimcher.com.

Contact
Investors:
Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@wpglimcher.com
Kimberly A. Green, Director of Investor Relations, 614.887.5647 or kim.green@wpglimcher.com

Media:
Karen L. Bailey, VP, Communications & Marketing, 614.887.5847 or karen.bailey@wpglimcher.com

Non-GAAP Financial Measures
This press release includes FFO, AFFO and NOI, including same property NOI growth, which are financial performance measures not defined by generally accepted accounting principles in the United States (GAAP). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. FFO and same property NOI growth are financial performance measures widely used by securities analysts, investors and other interested parties in the evaluation of REITs.

The Company uses FFO in addition to net income to report operating results. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (NAREIT) as net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sales or disposals of previously depreciated retail operating properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest. The Company also discusses FFO, as adjusted, or AFFO. Descriptions of items adjusted are provided in the press release. Certain items, such as merger related costs, while included in FFO and net income, do not affect the ongoing performance of the properties and have been excluded from AFFO to enhance comparability.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment charges and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same property NOI excludes termination income and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges, are excluded from NOI for the same reasons that they are excluded from FFO pursuant to NAREIT’s definition.

Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Investors should understand that the Company’s computation of these non-GAAP measures might not be comparable to similar measures reported by other REITs and that these non-GAAP measures do not represent cash flow from operations as defined by GAAP, should not be considered as alternatives to net income determined in accordance with GAAP as a measure of operating performance, are not alternatives to cash flows as a measure of liquidity, and may not be reflective of WPG's operating performance due to changes in WPG's capital structure in connection with the separation and distribution. Investors are cautioned that items excluded from these measures are significant components in understanding and addressing financial performance.

For a reconciliation of these measures and other information, please refer to the attached tables.

Regulation Fair Disclosure (FD)
The Company routinely posts important information online on the investor relations website, www.investor.wpglimcher.com. The Company uses this website, press releases, SEC filings, conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. The Company encourages members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through the Company’s website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of WP Glimcher Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: the ability to satisfy the conditions to transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the effect of the announcement of transaction(s) on the WPG’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; risks related to the January 2015 merger with Glimcher Realty Trust (“Glimcher”), including the ability to fully and effectively integrate WPG’s business with that of Glimcher; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases;

the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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CONSOLIDATED STATEMENTS OF OPERATIONS
WP Glimcher Inc.
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenue:
Minimum rent	$143,105	$160,906
Overage rent	3,457	3,264
Tenant Reimbursements	57,956	69,245
Other income	5,513	4,303
Total Revenue	210,031	237,718

Expenses:
Property operating	(43,934)	(51,109)
Real estate taxes	(24,491)	(30,525)
Advertising and promotion	(2,232)	(2,675)
Total recoverable expenses	(70,657)	(84,309)
Depreciation and amortization	(71,403)	(92,184)
Provision for credit losses	(732)	(698)
General and administrative	(10,804)	(9,589)
Merger and transaction costs	—	(20,810)
Ground rent	(1,057)	(2,373)
Total operating expenses	(154,653)	(209,963)

Operating Income	55,378	27,755

Interest expense, net	(37,348)	(37,114)
Income and other taxes	(979)	(445)
(Loss) income from unconsolidated real estate entities, net	(1,161)	216
Loss on disposition of properties	(2,209)	—

Net income (loss)	13,681	(9,588)

Net income (loss) attributable to noncontrolling interests	1,659	(2,296)
Net income (loss) attributable to the company	12,022	(7,292)
Less: Preferred share dividends	(3,508)	(4,978)
Net income (loss) attributable to common shareholders	$8,514	$(12,270)

Earnings (loss) per common share - basic and diluted	$0.05	$(0.07)

CONSOLIDATED BALANCE SHEETS
WP Glimcher Inc.
(Unaudited, dollars in thousands)

	March 31, 2016	December 31, 2015

Assets:
Investment properties at cost	$6,568,157	$6,568,662
Construction in progress	91,248	87,538
	6,659,405	6,656,200
Less: accumulated depreciation	2,259,242	2,225,750
	4,400,163	4,430,450

Cash and cash equivalents	91,259	116,253
Tenant receivables and accrued revenue, net	87,689	91,603
Real estate assets held-for-sale	—	30,000
Investment in and advances to unconsolidated entities, at equity	474,259	488,071
Deferred costs and other assets	311,424	303,232
Total assets	$5,364,794	$5,459,609

Liabilities:
Mortgage notes payable	$1,788,620	$1,793,439
Notes payable	247,093	246,728
Unsecured term loans	1,333,417	1,332,812
Revolving credit facility	260,943	275,622
Accounts payable, accrued expenses, intangibles, and deferred revenues	360,959	379,112
Distributions payable	2,992	2,992
Cash distributions and losses in partnerships and joint ventures, at equity	15,398	15,399
Total liabilities	4,009,422	4,046,104

Redeemable noncontrolling interests	5,773	6,132

Equity:
Stockholders' equity
Series H cumulative redeemable preferred stock	104,251	104,251
Series I cumulative redeemable preferred stock	98,325	98,325
Common stock	19	19
Capital in excess of par value	1,224,968	1,225,926
Accumulated deficit	(252,063)	(214,243)
Accumulated other comprehensive (loss) income	(9,604)	1,716
Total stockholders' equity	1,165,896	1,215,994
Noncontrolling interests	183,703	191,379
Total equity	1,349,599	1,407,373
Total liabilities, redeemable noncontrolling interests and equity	$5,364,794	$5,459,609

CALCULATION OF FUNDS FROM OPERATIONS
WP Glimcher Inc.
(INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES)
(Unaudited, dollars in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Funds from Operations ("FFO"):
Net income (loss)	$13,681	$(9,588)
Less: Preferred dividends and distributions on preferred operating partnership units	(3,568)	(5,028)
Real estate depreciation and amortization, including joint venture impact	79,412	91,682
Noncontrolling interest portion of depreciation and amortization	(39)	(33)
Loss on sale of interests in properties	2,209	—
Net loss attributable to noncontrolling interest holders in properties	6	3
FFO	$91,701	$77,036

Adjusted FFO:
FFO	$91,701	$77,036
Add back: Glimcher merger and transaction costs	—	20,810
Add back: Bridge loan fee amortization	—	4,120
Adjusted FFO	$91,701	$101,966

Weighted average common shares outstanding - diluted	220,270	215,044

FFO per diluted share	$0.42	$0.36
Total adjustments	—	0.11
Adjusted FFO per diluted share	$0.42	$0.47

NET OPERATING INCOME GROWTH FOR COMPARABLE PROPERTIES
WP Glimcher Inc.
(INCLUDING PRO-RATA SHARE OF UNCONSOLIDATED PROPERTIES)
(Unaudited, dollars in thousands)

	Three Months Ended March 31,
	2016	2015	Variance $	Variance %

Comparable Core Property Net Operating Income (Comp NOI)
Revenue:
Minimum rent	$146,976	$143,806	$3,170	2.2%
Overage rent	3,330	2,876	454	15.8%
Tenant reimbursements	60,779	65,271	(4,492)	-6.9%
Other income	2,916	3,082	(166)	-5.4%
Total revenue	214,001	215,035	(1,034)	-0.5%

Expenses:
Recoverable	(65,251)	(72,744)	7,493	-10.3%
Provision for credit losses	(927)	(605)	(322)	53.2%
Ground rent	(1,628)	(1,466)	(162)	11.1%
Total operating expenses	(67,806)	(74,815)	7,009	-9.4%

Comp NOI - Excluding non core properties	$146,195	$140,220	$5,975	4.3%

Comp NOI - Core malls	$112,719	$108,286	$4,433	4.1%
Comp NOI - Community centers	$33,476	$31,934	$1,542	4.8%

Reconciliation of Comp NOI to Operating Income:
Operating income	$55,378	$27,755	$27,623

Depreciation and amortization	71,403	92,184	(20,781)
General and administrative	10,804	9,589	1,215
Merger and transaction costs	—	20,810	(20,810)
Fee income	(1,448)	(96)	(1,352)
Management fee allocation	3,610	3,908	(298)
Adjustment to include Glimcher NOI from prior to merger (2)	—	4,186	(4,186)
Pro-rata share of unconsolidated joint ventures in comp NOI	11,166	(5,500)	16,666
Non-comparable properties and other (1)	3,007	(128)	3,135
NOI from sold properties	(295)	(1,308)	1,013
Termination income and outparcel sales	(980)	(633)	(347)
Straight-line rents	246	(1,595)	1,841
Ground lease adjustments for straight-line and fair market value	(5)	671	(676)
Fair value adjustments to base rents	(1,883)	(4,638)	2,755
Less: non-core properties (3)	(4,808)	(4,985)	177
Comparable NOI - core portfolio	$146,195	$140,220	$5,975
Comparable NOI percentage change - core portfolio			4.3%

Comparable NOI - total portfolio (including non-core)	$151,003	$145,205	$5,798
Comparable NOI percentage change - total portfolio			4.0%

(1) NOI excluded from comparable property NOI relates to properties not owned and operating in all periods reported. The assets acquired as part of the Glimcher merger are included in Comp NOI; as described in note 2 below.
(2) Represents an adjustment to add the historical NOI amounts from the 23 properties acquired in the merger for periods prior to the January 15, 2015 merger date. This adjustment is included to provide comparability across the periods presented.
(3) NOI from the five non-core malls held in each period presented.